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                                                                    EXHIBIT 10.7


                                   garage.com

                             SPONSORSHIP AGREEMENT

     This Sponsorship Agreement (this "Agreement") is entered into as of March 11, 1998 between garage.com, a California corporation (the "Company"), and Silicon Valley Bank ("Sponsor").

     The Company is in the process of establishing an Internet-based service for matching pre-screened "seed stage" technology startup investment opportunities with high quality, pre-screened angel, corporate and venture capital investors. Sponsor is a commercial bank which provides loans and other financial services to technology, life science and other companies. Sponsor through an affiliated entity is making an equity investment in the Company and also desires to have its name and services prominently featured on the Company's Website for viewing by entrepreneurs and investors, among others, on the terms and conditions set forth below.

     1. THE COMPANY. The Company will promptly establish and operate an Internet-based service for matching pre-screened "seed stage" technology startup opportunities with high quality, pre-screened angel, corporate and venture capital investors ("On-Line Matchmaking"). During the term of this Agreement, the Company shall focus its activities to On-Line Matchmaking, obtaining related advertising, and organizing and conducting related seminars and events. The Company shall not provide services similar to Sponsor's StarSource(TM) program but may from time to time refer clients of the Company to attorneys, accountants and other founding sponsors.

     2. SPONSORSHIP AND PROMOTIONAL ACTIVITIES.

          2.1 SPONSORSHIP OF THE COMPANY.

               (a) The Company shall have not more than one "founding sponsor" in each service area related to technology start up companies (banking, law, accounting, venture capital fund, investment banking, real estate brokerage, headhunting, etc.). Sponsor shall be the sole bank "founding sponsor" of the Company in the banking area. As such, Sponsor shall be the most prominently featured bank on the Company's public World Wide Web site, currently located at http//www.garage.com (the "Site"), and in marketing, advertising and promotional materials ("Marketing Materials") distributed by or for the Company, and shall be the sole contributor of content in content forums and expert columns on the public and private portions of the Site relating to commercial and executive banking. With the exception of Sponsor, the Company shall not have as a "founding sponsor" or "platinum sponsor" any service (or person or entity providing such service) that identifies and makes referrals of professional service providers and suppliers to startup and emerging growth companies and their executives. The Company shall prominently feature Sponsor's banners, hyperlinks, advertising material and

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content on the Site, including in both the public and private portions of the
Site, as prominently as all other "founding sponsors" of the Company and shall identify and feature Sponsor in the Company's Marketing Materials as prominently as all other "founding sponsors" of the Company. By way of example, the Company shall prominently feature Sponsor's content-based bank forum in the public and private portions of the Site, together with Sponsor's designated banners and hyperlinks, and shall prominently identify Sponsor as one of the Company's select and exclusive "founding sponsors." Sponsor shall have the right to review and approve all content and material referencing Sponsor on the Site or in the Company's Marketing Materials, provided that the Company shall retain sole editorial control over issues such as placement, size and other elements of presentation on the Site. For purposes of this Section 2, (i) a "founding sponsor" means Sponsor, Venture Law Group, Coopers & Lybrand LLP, Advanced Technology Ventures and other entities who enter into agreements to become "founding sponsors" of the Company on terms and conditions satisfactory to the Company's Board of Directors; (ii) a "platinum sponsor" means an entity who has the second highest most visible presence on the Site, among other features, and who enters into an agreement to become "platinum sponsors" on terms and conditions satisfactory to the Company's Board of Directors; and
(iii) "bank" means commercial banks, savings and loan institutions, credit unions, commercial leasing companies and other similar institutions but does not include investment banks, brokerage houses, mutual fund companies and other similar financial institutions. The Company, however, shall solicit and consider the views and objectives of Sponsor in entering into sponsorship agreements with a bank, investment bank, brokerage house or similar financial institution.

          (b) Nothing in Section 2.1(a) shall limit the Company's right (i) to run banner or other forms of advertisements on the Site or in the Company's Marketing Materials for banks other than Sponsor; or (ii) to feature banks other than Sponsor on the Site (including maintaining hyperlinks to such banks' World Wide Web sites) or in the Company's Marketing Materials or to accept other banks as "sponsors" of the Company as long as all of the requirements of
Section 2.1(a) above are followed, including, but not limited to, the requirement that Sponsor will be the "most prominently" featured bank on the Site and in the Company's Marketing Materials, that Sponsor will be the only bank to host and contribute content forums and expert columns on the Site, and that the Sponsor will be the only bank which provides content on the Site.

          (c) Sponsor shall not be a "founding sponsor" (in a manner similar to this Agreement) or invest in any other service (or person or entity providing such service) which uses the Internet to match investment opportunities in technology startup companies with investors in a manner competitive with the Company. The Company shall be the only such service prominently featured on Sponsor's Website and in its promotional or marketing materials and advertisements. Notwithstanding the above, Sponsor shall have the right (i) to place advertisements with any such competing service and have a link on such competing service's Website to Sponsor's Website, (ii) to refer persons to other such competing services in addition to and as an alternative to the Company, (iii) to establish and operate an Internet-based service for identifying and referring professional service providers and suppliers to startup and emerging
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growth companies and their executives, and provided related content and forums to such companies and executives, and (iv) to have normal customer or lending relationships with any such competing service in the ordinary course of its business.

            2.2 PROMOTION OF THE SITE AND COMPANY SERVICES. Sponsor shall use reasonable efforts to promote the Site and the Company's services on its Website and in its Marketing Materials. The exact nature and extent of such promotion shall be left in the control and discretion of Sponsor. Sponsor shall also make known its sponsorship of the Company to its lending and other officers and arrange meetings between such persons and the Company from time to time and shall encourage such persons to refer appropriate potential clients needing "seed stage" investment to the Company. Nothing in this section, however, shall require Sponsor to refer all potential clients needing "seed stage" investment to the Company.

            2.3 SPONSOR PRODUCTS AND SERVICES. The Company shall use reasonable efforts to promote Sponsor's products and services related to technology companies and executives and investors on the Site and in its Marketing Materials, such as Sponsor's QuickStart(TM), StarSource(TM), and Executive Banking programs. The Company and Sponsor shall cooperate and coordinate the exact nature and extent of such promotion. The Company shall also use reasonable efforts to make known its beneficial relationship with Sponsor and shall refer appropriate persons needing bank services to Sponsor. Nothing in this section, however, shall require the Company to refer all appropriate persons needing bank services to Sponsor.

      3. NOTICE OF INVESTMENT OPPORTUNITIES AND FUNDING. The Company shall provide a representative of Sponsor who is designated from time to time by Sponsor with advance (generally three (3) business days) notice of investment opportunities in the Company's clients and of the funding of the Company's clients prior to the posting of such opportunities and notice of such funding on the Site in accordance with procedures applicable to all "founding sponsors", employees, directors and advisors of the Company adopted from time to time by the Company's Board of Directors.

      4. ACCESS TO THE COMPANY'S RESTRICTED PORTION OF THE SITE FOR ANGEL, CORPORATE AND VENTURE CAPITAL INVESTORS. During the term of this Agreement, the Company will provide Sponsor with twenty-five (25) transferable one-year passes each year of the term of this Agreement which provide full access to and use of the Company's restricted portion of the Site for angel, corporate and venture capital investors for use by persons designated from time to time by Sponsor, provided such persons meet the qualifications and provide the requisite information required by the Company for its angel, corporate or venture capital investors.

      5. ACCESS TO SPONSOR'S STARSOURCE(TM) PORTION OF ITS WEBSITE. During the term of this Agreement, Sponsor shall provide each client of the Company with a thirty (30) day pass which provides full access to and use of Sponsor's StarSource(TM) portion of Sponsor's Website. The Company shall inform its clients when such clients first enter the private section of the Company's Website devoted to entrepreneurs (tentatively called "the Garage") of the

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third party. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

            9.5 REGULATED ENTITY. The Company understands that Sponsor and its affiliates are regulated entities. Nothing in this Agreement shall require Sponsor to take any action which in any way violates applicable laws or regulations in the opinion of Sponsor's counsel.

            9.7 PREVAILING PARTY. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            9.8 ARBITRATION. Any dispute between the parties arising out of or in connection with this Agreement shall be referred for settlement to arbitration in Santa Clara County, California in accordance with the Commercial Rules of the American Arbitration Association. The award shall be final and binding upon the parties and judgment of such award may be entered in any court or tribunal having jurisdiction.



COMPANY:                                  SPONSOR:

garage.com                                SILICON VALLEY BANK


By: /s/ GUY KAWASAKI                      By: /s/ HARRY W. KELLOGG, JR.
   ---------------------------               ---------------------------
   Guy Kawasaki, CEO                         Harry W. Kellogg, Jr.,
                                             Executive Vice President

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opportunity to access Sponsor's StarSource(TM) portion of Sponsor's Website under the terms of this section.

     6. LICENSES. The Company and Sponsor each grants to the other party a nonexclusive, worldwide, royalty-free license, with no right to sublicense, to use, reproduce and distribute, in print, on-line and such other media as the parties may agree from to time, such party's name,logo and other trademarks and servicemarks used with respect to such party's products and services for the sole purpose of fulfilling the parties' respective obligations under this Agreement. Any such use shall be in accordance with the guidelines established by the licensing party, as in effect from time to time.

     7. SPONSORSHIP FEES. Sponsor shall pay the Company a sponsorship fee of $25,000 on each six-month anniversary of the date of this Agreement, for a total of $150,000 during the three-year term of this Agreement.

     8. TERM. This Agreement shall have a term of three years beginning with the date of this Agreement and shall be automatically renewed for additional one year periods unless either party notifies the other of its desire not to renew this Agreement at least ninety days prior to its expiration. Prior to the expiration of the terms of this Agreement, Sponsor shall have the right of first refusal to renew this Agreement for an additional three (3) year term and maintain its status as the "bank founding sponsor." Notwithstanding the foregoing, either party may terminate this Agreement at any time thirty days after written notice to the other party of such other party's breach of any of its obligations under this Agreement in any material respect, which breach is not remedied within such thirty day period. In the event Sponsor terminates this Agreement in accordance with the preceding sentence, Sponsor shall have no obligations to make any further payment of sponsorship fees.

     9.   GENERAL PROVISIONS.

          9.1 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties with respect to Sponsor's sponsorship of the Company.

          9.2 AMENDMENT AND WAIVER. No amendment to, or waiver of, any provision of this Agreement shall be effective unless in writing and signed by both parties.

          9.3 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof.

          9.4 SUCCESSORS AND ASSIGNS. Neither party shall assign its rights or obligations under this Agreement without the prior written consent of the other party, except in connection with the merger, sale of assets or other form of transfer of the business of a party to a